EXHIBIT 21
Mettler-Toledo International Inc.
Subsidiaries

Country	Legal Name

Australia	Mettler-Toledo Limited
Australia	Ohaus Australia Pty. Ltd.
Austria	Mettler-Toledo Ges.m.b.H.
Barbados	Mettler-Toledo Finance SRL
Belgium	N.V. Mettler-Toledo
Brazil	Mettler-Toledo Indústria e Comércio Ltda.
Canada	Mettler-Toledo Inc. (Canada)
China	Mettler-Toledo (Changzhou) Precision Instruments Ltd.
China	Mettler-Toledo (Changzhou) Scale & System Ltd.
China	Mettler-Toledo (Changzhou) Measurement Technology Ltd.
China	Mettler-Toledo Instruments (Shanghai) Co., Ltd.
China	Mettler-Toledo International Trading (Shanghai) Co., Ltd.
China	Mettler-Toledo Measurement Instrument (Shanghai) Co., Ltd
China	Ohaus International Trading (Shanghai) Co., Ltd.
China	Ohaus Instruments (Shanghai) Co. Ltd.
China	Ohaus Instruments (Changzhou) Co. Ltd.
China	Mettler-Toledo (Chengdu) Scale & System Ltd.
Croatia	Mettler-Toledo d.o.o.
Czech Republic	Mettler-Toledo spol. s.r.o.
Denmark	Mettler-Toledo A/S
France	Mettler-Toledo Holding (France) SAS
France	Mettler-Toledo SAS
France	SAME Groupement d'intérêt économique - joint venture with 3rd party
Germany	Mettler-Toledo Garvens GmbH
Germany	Mettler-Toledo (Albstadt) GmbH
Germany	Mettler-Toledo GmbH
Germany	Mettler-Toledo Management Holding Deutschland GmbH
Germany	Mettler-Toledo Sales & Marketing Services GmbH
Germany	Pharmacontrol Electronic GmbH
Hong Kong	Mettler-Toledo (HK) Ltd.
Hong Kong	Mettler-Toledo (HK) Holding Limited
Hong Kong	Mettler-Toledo (HK) MTCN Limited
Hong Kong	Mettler-Toledo (HK) MTCS Limited
Hong Kong	Mettler-Toledo (HK) MTCZ Limited
Hong Kong	Ohaus (Hong Kong) Limited
Hungary	Mettler-Toledo Kereskedelmi Kft.
India	Mettler-Toledo India Private Limited
India	Ohaus Weighing India Private Limited
Indonesia	PT Mettler-Toledo Indonesia
Italy	Mettler-Toledo S.p.A.
Japan	Mettler-Toledo K.K.
Kazakhstan	Mettler-Toledo Kazakhstan
Korea	Mettler-Toledo (Korea) Ltd.
Latvia	Mettler-Toledo Instrumente AG, filiale Latvija (Branch of MTIAG)
Malaysia	Mettler-Toledo (M) Sdn. Bhd.
Malaysia	Mettler-Toledo Services Asia-Pac Sdn. Bhd.
Mexico	Mettler-Toledo S.A. de C.V.
Mexico	Ohaus de México S.A. de C.V.
Mexico	Biotix International S. de R.L. de C.V.
Netherlands	Mettler-Toledo B.V.
New Zealand	Mettler-Toledo Limited (Branch of MT-AUS)

Country	Legal Name

Norway	Mettler-Toledo Cargoscan AS
Norway	Mettler-Toledo AS
Philippines	Mettler-Toledo Philippines Inc.
Poland	Mettler-Toledo Sp.z.o.o.
Russian Federation	Mettler-Toledo East
Russian Federation	Representation Office (Part of MTG)
Singapore	Mettler-Toledo (S) Pte. Ltd.
Slovak Republic	Mettler-Toledo s.r.o.
Slovenia	Mettler-Toledo d.o.o.
Spain	Mettler-Toledo S.A.E.
Sweden	Mettler-Toledo AB
Switzerland	Mettler-Toledo (Schweiz) GmbH
Switzerland	Mettler-Toledo GmbH
Switzerland	Mettler-Toledo Holding AG
Switzerland	Mettler-Toledo Instrumente AG
Switzerland	Mettler-Toledo International Inc., Wilmington, Delaware, Gr'see Branch
Switzerland	Mettler-Toledo Pac Rim AG
Switzerland	Mettler-Toledo OnLine GmbH
Switzerland	Mettler-Toledo Sales International GmbH
Switzerland	Microwa AG
Switzerland	Ohaus Europe GmbH
Taiwan	Mettler-Toledo Pac Rim AG, Taiwan Branch
Thailand	Mettler-Toledo (Thailand) Ltd.
Thailand	Ohaus Indochina Limited
Turkey	Mettler-Toledo TR Olcum Aletleri Ticaret Satis vs Servis Hizmetleri Anonim Sirketi
Ukraine	Mettler-Toledo Ukraine
United Arab Emirates	Mettler-Toledo Sales International GmbH, UAE Branch
United Kingdom	Mettler-Toledo Finance (UK) Limited
United Kingdom	Mettler-Toledo Ltd.
United Kingdom	Mettler-Toledo Safeline X-Ray Limited
United Kingdom	Mettler-Toledo Safeline Limited
United Kingdom	Ohaus UK Ltd.
United Kingdom	Eagle Product Inspection Limited
United Kingdom	Triton Technology Limited
United States	Mettler-Toledo AutoChem, Inc. [Delaware]
United States	Mettler-Toledo LLC [Delaware]
United States	Mettler-Toledo Process Analytics, Inc. [Massachusetts]
United States	Ohaus Corporation [New Jersey]
United States	Mettler-Toledo Rainin, LLC [Delaware]
United States	Mettler-Toledo Thornton Inc. [Massachusetts]
United States	Mettler-Toledo International Inc., Wilmington [Delaware]
United States	Mettler-Toledo International Finance, Inc. [Delaware]
United States	Mettler-Toledo Finance LLC
United States	Biotix Holdings Inc.
United States	Biotix Inc.
United States	Biotix California
United States	Eagle Product Inspection LLC [Delaware]
United States	Troemner, LLC [Delaware]
United States	Mettler-Toledo Holdings LLC [Delaware]
United States	Mettler-Toledo Real Estate Holdings, LLC
Vietnam	Mettler-Toledo Vietnam Limited Liability Company